                        ALTERNATIVE LOAN TRUST 2006-HY11

                                FINAL TERM SHEET

                             (COUNTRYWIDE (R) LOGO)

                           $445,727,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED APRIL 28, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY11 DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MAY 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

            INITIAL CLASS                                        INITIAL CLASS
             CERTIFICATE                                          CERTIFICATE    PASS-THROUGH RATE
             BALANCE (1)    PASS-THROUGH RATE (2)                 BALANCE (1)           (2)
            -------------   ---------------------                -------------   -----------------
Class A-1    $379,787,000          Floating         Class M-5      $1,568,000         Floating
Class A-2    $ 42,198,000          Floating         Class M-6      $1,568,000         Floating
Class A-R    $        100          Floating         Class M-7      $1,568,000         Floating
Class M-1    $  3,808,000          Floating         Class M-8      $1,568,000         Floating
Class M-2    $  3,136,000          Floating         Class M-9      $1,568,000         Floating
Class M-3    $  3,360,000          Floating         Class M-10     $2,240,000         Floating
Class M-4    $  1,568,000          Floating         Class M-11     $1,790,000         Floating

              (1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

              (2) The classes of certificates offered by this free writing prospectus are listed, together with the method of calculating their pass-through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" on page S-5 of this free writing prospectus.

ISSUING ENTITY

Alternative Loan Trust 2006-HY11, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT OFF DATE

For any mortgage loan, the later of April 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about April 28, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans with maturities of up to 30 years secured by first liens on one- to four-family residential properties. The mortgage loans have an aggregate principal balance of approximately $447,967,366 as of the cut-off date. The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                  $447,967,366
Geographic Concentrations in excess of 10%:
   California                                               33.30%
   Florida                                                  11.19%
Weighted Average Original LTV Ratio                         76.43%
Weighted Average Current Mortgage Rate                      6.517%
Range of Current Mortgage Rates                   4.250% to 8.875%
Average Current Principal Balance                        $247,359
Range of Current Principal Balances           $27,750 to $713,000
Weighted Average Remaining Term to Maturity            360 months
Weighted Average FICO Credit Score                            709
Weighted Average Gross Margin                               2.274%
Weighted Average Maximum Mortgage Rate                     11.564%
Weighted Average Minimum Mortgage Rate                      2.274%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue sixteen classes of certificates, fourteen of which are offered by this free writing prospectus and the accompanying prospectus:

                                                                                 INITIAL
                                    INITIAL                                       RATING     INITIAL
                               CLASS CERTIFICATE                                (MOODY'S)     RATING
        CLASS                     BALANCE (1)                 TYPE                 (2)      (S&P) (2)
        -----                  -----------------   --------------------------   ---------   ---------
OFFERED CERTIFICATES
Class A-1                         $379,787,000        Senior/ Super Senior/        Aaa         AAA
                                                   Floating Pass-Through Rate
Class A-2                         $ 42,198,000      Senior/ Support/ Floating      Aaa         AAA
                                                        Pass-Through Rate
Class A-R                         $        100        Senior/REMIC Residual        Aaa         AAA
Class M-1                         $  3,808,000        Subordinate/ Floating        Aa1         AAA
                                                        Pass-Through Rate
Class M-2                         $  3,136,000        Subordinate/ Floating        Aa1         AA+
                                                        Pass-Through Rate
Class M-3                         $  3,360,000        Subordinate/ Floating        Aa2          AA
                                                        Pass-Through Rate
Class M-4                         $  1,568,000        Subordinate/ Floating        Aa3         AA-
                                                        Pass-Through Rate
Class M-5                         $  1,568,000        Subordinate/ Floating         A1         AA-
                                                        Pass-Through Rate
Class M-6                         $  1,568,000        Subordinate/ Floating         A2          A+
                                                        Pass-Through Rate
Class M-7                         $  1,568,000        Subordinate/ Floating         A3          A+
                                                        Pass-Through Rate
Class M-8                         $  1,568,000        Subordinate/ Floating        Baa1         A
                                                        Pass-Through Rate
Class M-9                         $  1,568,000        Subordinate/ Floating        Baa2         A
                                                        Pass-Through Rate
Class M-10                        $  2,240,000        Subordinate/ Floating        Baa3        BBB-
                                                        Pass-Through Rate
Class M-11                        $  1,790,000        Subordinate/ Floating        N/R         BBB-
                                                        Pass-Through Rate
NON-OFFERED CERTIFICATES (3)
Class P (4)                       $        100         Prepayment Charges           NR          NR
Class C                                 N/A                 Residual                NR          NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class P and Class C Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans with prepayment charges.

The certificates also will have the following characteristics:

               PASS-THROUGH RATE   PASS-THROUGH RATE
                 ON OR BEFORE            AFTER                            INTEREST
                   OPTIONAL             OPTIONAL                          ACCRUAL
    CLASS      TERMINATION DATE     TERMINATION DATE   ACCRUAL PERIOD    CONVENTION
    -----      -----------------   -----------------   --------------   -----------
OFFERED
CERTIFICATES
Class A-1      LIBOR + 0.120% (1)  LIBOR + 0.240% (1)        (3)        Actual/360 (4)
Class A-2      LIBOR + 0.280% (2)  LIBOR + 0.560% (2)        (3)        Actual/360 (4)
Class A-R                     (5)                 (5)        (6)            30/360 (7)
Class M-1      LIBOR + 0.360% (2)  LIBOR + 0.540% (2)        (3)        Actual/360 (4)
Class M-2      LIBOR + 0.380% (2)  LIBOR + 0.570% (2)        (3)        Actual/360 (4)
Class M-3      LIBOR + 0.400% (2)  LIBOR + 0.600% (2)        (3)        Actual/360 (4)
Class M-4      LIBOR + 0.420% (2)  LIBOR + 0.630% (2)        (3)        Actual/360 (4)
Class M-5      LIBOR + 0.520% (2)  LIBOR + 0.780% (2)        (3)        Actual/360 (4)
Class M-6      LIBOR + 0.530% (2)  LIBOR + 0.795% (2)        (3)        Actual/360 (4)
Class M-7      LIBOR + 0.600% (2)  LIBOR + 0.900% (2)        (3)        Actual/360 (4)
Class M-8      LIBOR + 1.100% (2)  LIBOR + 1.650% (2)        (3)        Actual/360 (4)
Class M-9      LIBOR + 1.250% (2)  LIBOR + 1.875% (2)        (3)        Actual/360 (4)
Class M-10     LIBOR + 2.250% (2)  LIBOR + 3.375% (2)        (3)        Actual/360 (4)
Class M-11     LIBOR + 2.250% (2)  LIBOR + 3.375% (2)        (3)        Actual/360 (4)

NON-OFFERED
CERTIFICATES
Class P               N/A                 N/A                N/A             N/A
Class C               N/A                 N/A                N/A             N/A

----------
(1) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap only if the Class A-1 swap contract terminates early. See "Description of the Certificates - The Swap Contracts." In the event that the Class A-1 swap contract terminates early, the margin listed above for this class of certificates will increase by 0.10% on or before the optional termination date and will increase by 0.20% after the optional termination date.

(2) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of One-Month LIBOR."

(3) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(4) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(5) The pass-through rate for this class of certificates for the accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(6) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(7) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION           CLASSES OF CERTIFICATES
        -----------         ---------------------------
   Senior Certificates       Class A-1, Class A-2 and
                              Class A-R Certificates
Subordinated Certificates   Class M-1, Class M-2, Class
                            M-3, Class M-4, Class M-5,
                            Class M-6, Class M-7, Class
                            M-8, Class M-9, Class M-10
                            and Class M-11 Certificates
   LIBOR Certificates         Class A-1 and Class A-2
                                 Certificates and
                             Subordinated Certificates
  Offered Certificates        Senior Certificates and
                             Subordinated Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on May 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in June 2036. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page under "Description of the Certificates" above.

On each distribution date, holders of each class of offered certificates will be entitled to receive:

- the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of such class immediately prior to that distribution date, and

-    any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

- scheduled payments of interest on the mortgage loans collected during the applicable period less the related servicing fees;

- interest on prepayments on the mortgage loans to the extent not allocable to the master servicer as additional servicing compensation;

- interest amounts advanced by the master servicer on the mortgage loans and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

- liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

- scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

-    prepayments on the mortgage loans collected in the applicable period;

- the stated principal balance of any mortgage loans repurchased or purchased by a seller or the master servicer, as applicable;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

-    subsequent recoveries with respect to the mortgage loans;

- liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

- excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum (referred to as the master servicing fee rate) until the end of the initial fixed-rate period (including the date of adjustment of the mortgage rate) for that mortgage loan and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the interest funds will be distributed in the following order:

- to the supplemental interest trust, the amount of any net swap payment due to the swap counterparty and the amount of any swap termination payment due to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) under either of the Class A-1 swap contract or the certificate swap contract with respect to such distribution date;

- concurrently, to each class of senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

-    as part of the excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF PRINCIPAL

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

- the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

- the later of: (a) the May 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (prior to taking into account any distribution of principal on such certificates for such distribution date) is less than 88.40% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

(4)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order of priority:

(1) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the senior principal distribution target amount, until their respective class certificate balances are reduced to zero;

(2) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

(3)  as part of the excess cashflow.

THE SWAP CONTRACTS

A separate supplemental interest trust created under the pooling and servicing agreement will have the benefit of two interest rate swap contracts:

-    the Class A-1 swap contract and

-    the certificate swap contract.

The Bank of New York will serve as supplemental interest trustee of the separate supplemental interest trust fund.

Class A-1 Swap Contract

On each distribution date on or prior to the Class A-1 swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the Class A-1 swap contract an amount equal to the product of
(a) the lesser of (1) the sum of (A) the pass-through rate of the Class A-1 Certificates for that distribution date and (B) 0.10% per annum for any distribution date on or before the optional termination date and 0.20% per annum for any distribution date after the optional termination date and (2) the weighted average adjusted net mortgage rate (as defined herein), (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360. In addition, on the business day preceding each distribution date on or prior to the Class A-1 swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) the pass-through rate of the Class A-1 Certificates for that distribution date and (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to such distribution date and (2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the Class A-1 swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess, reduced (but not below zero) by any amount received by the supplemental interest trustee on that distribution date with respect to the certificate swap contract that is used to pay current interest and interest carry forward amounts on the Class A-1 Certificates. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to pay remaining current interest on the Class A-1 Certificates. Any such net payment will not be available to cover any amounts on any other class of certificates.

Certificate Swap Contract

On each distribution date on or prior to the certificate swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty for the certificate swap contract an amount equal to the product of (a) 5.2625% per annum, (b) the certificate swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on the business day preceding each distribution date on or prior to the certificate swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) the certificate swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the certificate swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess. Any net payment received by the supplemental interest trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $2,240,266. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

- to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

- sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to any interest carry forward amount for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to any interest carry forward amount for each such class;

- sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to the unpaid realized loss amount for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to the unpaid realized loss amount for each such class;

- sequentially, to the Class A-1 Certificates and Class A-2 Certificates, to the extent needed to pay any unpaid net rate carryover for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, to the extent needed to pay any unpaid net rate carryover for each such class;

- to the supplemental interest trust, the amount of any swap termination payment due to the swap counterparty under either the Class A-1 swap contract or the certificate swap contract, as a result of a swap counterparty trigger event, and

- to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans are allocated to the classes of certificates with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will first be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero, and then to the Class A-1 Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. In addition, the offered certificates, other than the Class A-R Certificates, will also represent the right to receive payments from the carryover reserve fund and the deemed obligation to make payments with respect to the Class A-1 swap contract (in the case of the Class A-1 Certificates) and the certificate swap contract (in the case of the LIBOR Certificates). The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the Class A-1 swap contract and the certificate swap contract will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring LIBOR Certificates with assets of such a plan will be required to satisfy certain additional conditions.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                            CURRENT MORTGAGE RATES(1)

                                                                                              WEIGHTED            WEIGHTED
                                                                                              AVERAGE   WEIGHTED   AVERAGE
                                                                                             REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  ---------  --------  --------
4.250 ........................        2     $    772,784.00       0.17%       386,392.00        357        753      80.00
4.500 ........................        1          295,200.00       0.07        295,200.00        360        799      80.00
4.625 ........................        1          192,160.00       0.04        192,160.00        360        695      80.00
4.750 ........................        3          505,650.00       0.11        168,550.00        360        688      84.22
4.875 ........................        4        1,069,904.00       0.24        267,476.00        359        751      72.91
4.885 ........................        1          171,000.00       0.04        171,000.00        360        636      90.00
5.000 ........................        4          866,330.00       0.19        216,582.50        360        702      67.73
5.020 ........................        1          141,500.00       0.03        141,500.00        360        650      89.56
5.125 ........................       14        3,839,667.00       0.86        274,261.93        359        687      80.94
5.135 ........................        1          306,000.00       0.07        306,000.00        360        662      90.00
5.220 ........................        1          305,500.00       0.07        305,500.00        360        663      82.57
5.250 ........................        8        2,459,818.41       0.55        307,477.30        359        701      76.29
5.375 ........................       12        2,690,582.51       0.60        224,215.21        359        690      77.07
5.415 ........................        1          198,000.00       0.04        198,000.00        359        692      90.00
5.500 ........................       32        7,926,448.59       1.77        247,701.52        359        708      70.22
5.510 ........................        1          229,500.00       0.05        229,500.00        360        639      90.00
5.625 ........................       43       11,370,956.10       2.54        264,440.84        360        703      72.97
5.635 ........................        1          162,000.00       0.04        162,000.00        360        681      90.00
5.670 ........................        1          224,500.00       0.05        224,500.00        360        688      88.04
5.750 ........................       60       13,903,019.09       3.10        231,716.98        359        717      71.00
5.760 ........................        1          244,467.82       0.05        244,467.82        359        670      88.98
5.780 ........................        1          123,284.80       0.03        123,284.80        354        721      89.86
5.805 ........................        1          136,800.00       0.03        136,800.00        360        632      90.00
5.845 ........................        1          170,000.00       0.04        170,000.00        360        658      85.00
5.875 ........................      115       30,547,488.20       6.82        265,630.33        360        717      73.31
5.885 ........................        2          356,400.00       0.08        178,200.00        360        637      90.00
5.920 ........................        1          127,386.28       0.03        127,386.28        359        646      91.07
5.930 ........................        1          144,000.00       0.03        144,000.00        360        630      90.00
5.980 ........................        1          399,467.40       0.09        399,467.40        359        729      95.00
6.000 ........................       95       24,732,432.07       5.52        260,341.39        360        707      73.83
6.010 ........................        3          557,100.00       0.12        185,700.00        360        651      90.00

                                                                                              WEIGHTED            WEIGHTED
                                                                                              AVERAGE   WEIGHTED   AVERAGE
                                                                                             REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  ---------  --------  --------
6.045 ........................        1          262,000.00       0.06        262,000.00        357        716      94.58
6.095 ........................        1          240,000.00       0.05        240,000.00        355        649      84.21
6.125 ........................       93       23,882,083.11       5.33        256,796.59        360        714      75.22
6.170 ........................        3          649,550.00       0.14        216,516.67        360        718      92.07
6.220 ........................        1          320,000.00       0.07        320,000.00        358        641      83.12
6.250 ........................      160       39,218,006.19       8.75        245,112.54        360        706      75.89
6.260 ........................        2          481,000.00       0.11        240,500.00        360        664      89.91
6.295 ........................        3          890,998.78       0.20        296,999.59        358        709      90.12
6.370 ........................        1          198,000.00       0.04        198,000.00        360        721      90.00
6.375 ........................      141       35,100,102.81       7.84        248,936.90        360        710      76.74
6.385 ........................        1          111,800.00       0.02        111,800.00        360        620      88.03
6.445 ........................        1          344,250.00       0.08        344,250.00        360        655      85.00
6.500 ........................      181       43,632,528.45       9.74        241,063.69        360        711      76.65
6.510 ........................        1          206,150.00       0.05        206,150.00        360        717      95.00
6.625 ........................      119       27,062,331.12       6.04        227,414.55        360        717      73.81
6.670 ........................        3          648,879.93       0.14        216,293.31        359        657      94.44
6.720 ........................        2          549,900.00       0.12        274,950.00        358        713      90.00
6.750 ........................      146       36,326,091.54       8.11        248,808.85        360        709      77.22
6.780 ........................        1          212,000.00       0.05        212,000.00        360        700      86.53
6.840 ........................        1          186,721.57       0.04        186,721.57        358        640      85.00
6.860 ........................        1          341,562.00       0.08        341,562.00        359        684      89.00
6.875 ........................      161       40,200,078.09       8.97        249,689.93        360        706      77.20
6.880 ........................        1          215,650.00       0.05        215,650.00        360        653      95.00
6.970 ........................        1          413,910.00       0.09        413,910.00        360        746      90.00
6.985 ........................        1          278,071.00       0.06        278,071.00        360        696      90.00
7.000 ........................       79       19,818,557.71       4.42        250,867.82        360        711      78.59
7.125 ........................       41       10,143,300.30       2.26        247,397.57        360        719      75.42
7.130 ........................        1          215,141.00       0.05        215,141.00        360        738      95.00
7.220 ........................        1          141,291.00       0.03        141,291.00        360        727      90.00
7.245 ........................        1          148,500.00       0.03        148,500.00        360        706      90.00
7.250 ........................       27        6,964,366.32       1.55        257,939.49        360        692      74.84
7.345 ........................        1          223,200.00       0.05        223,200.00        360        631      88.02
7.370 ........................        1          369,000.00       0.08        369,000.00        360        708      90.00

                                                                                              WEIGHTED            WEIGHTED
                                                                                              AVERAGE   WEIGHTED   AVERAGE
                                                                                             REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS       OUTSTANDING        POOL       OUTSTANDING($)    (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  -----------------  ----------  -----------------  ---------  --------  --------
7.375 ........................       57       14,745,341.35       3.29        258,690.20        360        715      80.10
7.385 ........................        1          112,500.00       0.03        112,500.00        360        654      86.54
7.395 ........................        1          232,214.00       0.05        232,214.00        360        764      95.00
7.495 ........................        1          277,200.00       0.06        277,200.00        360        704      90.00
7.500 ........................       74       17,740,207.76       3.96        239,732.54        360        702      78.38
7.530 ........................        1          264,510.00       0.06        264,510.00        360        782      90.00
7.560 ........................        1          227,000.00       0.05        227,000.00        360        669      87.31
7.625 ........................       39        9,478,465.00       2.12        243,037.56        360        700      80.67
7.750 ........................       31        6,493,586.54       1.45        209,470.53        360        704      77.66
7.830 ........................        1          254,326.00       0.06        254,326.00        360        730      90.00
7.835 ........................        1          268,755.00       0.06        268,755.00        360        728      95.00
7.875 ........................        9        2,551,393.00       0.57        283,488.11        360        664      79.01
8.205 ........................        1          157,500.00       0.04        157,500.00        360        668      90.00
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans (as so adjusted) was approximately 6.501% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.517% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF CURRENT                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
MORTGAGE LOAN                    MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
      0.01 - 50,000 ..........        3     $    106,494.29       0.02%        35,498.10       7.051      357        729      67.75
 50,000.01 - 100,000.00 ......       71        5,993,993.44       1.34         84,422.44       6.539      360        717      64.65
100,000.01 - 150,000.00 ......      257       32,955,013.08       7.36        128,229.62       6.532      360        713      75.96
150,000.01 - 200,000.00 ......      336       59,209,966.67      13.22        176,220.14       6.525      360        708      75.97
200,000.01 - 250,000.00 ......      313       70,678,406.45      15.78        225,809.61       6.570      360        704      76.20
250,000.01 - 300,000.00 ......      288       79,954,903.58      17.85        277,621.19       6.530      360        711      77.66
300,000.01 - 350,000.00 ......      235       76,636,161.93      17.11        326,111.33       6.483      360        712      77.21
350,000.01 - 400,000.00 ......      226       85,454,291.04      19.08        378,116.33       6.495      360        706      76.42
400,000.01 - 450,000.00 ......       58       24,035,313.08       5.37        414,401.95       6.436      360        710      75.99
450,000.01 - 500,000.00 ......        7        3,414,000.00       0.76        487,714.29       6.673      360        723      77.00
500,000.01 - 550,000.00 ......       11        5,770,622.28       1.29        524,602.03       6.648      360        690      76.14
550,000.01 - 600,000.00 ......        2        1,163,000.00       0.26        581,500.00       6.945      360        719      74.88
600,000.01 - 650,000.00 ......        3        1,882,200.00       0.42        627,400.00       6.132      360        715      76.59
700,000.01 - 750,000.00 ......        1          713,000.00       0.16        713,000.00       5.875      360        704      53.81
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $247,359.

                              FICO CREDIT SCORES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------     ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
521-540 ......................        1     $    277,500.00       0.06%       277,500.00       6.750      360        533      75.00
561-580 ......................        1          196,500.00       0.04        196,500.00       6.500      360        570      55.35
581-600 ......................        1          115,000.00       0.03        115,000.00       5.625      360        598      76.67
601-620 ......................       16        3,342,933.18       0.75        208,933.32       6.539      360        612      73.95
621-640 ......................       98       23,895,115.76       5.33        243,827.71       6.487      359        632      75.91
641-660 ......................      187       46,613,140.07      10.41        249,268.13       6.498      360        651      76.81
661-680 ......................      259       64,286,516.20      14.35        248,210.49       6.602      360        671      77.68
681-700 ......................      268       68,917,613.69      15.38        257,155.27       6.547      360        690      77.89
701-720 ......................      280       71,049,559.19      15.86        253,748.43       6.501      360        710      76.34
721-740 ......................      189       46,652,494.60      10.41        246,838.60       6.549      360        730      75.91
741-760 ......................      180       43,156,450.30       9.63        239,758.06       6.497      360        750      76.79
761-780 ......................      170       42,274,443.88       9.44        248,673.20       6.419      360        770      75.64
781-800 ......................      117       27,700,108.06       6.18        236,753.06       6.484      360        789      72.49
801-820 ......................       43        9,142,864.70       2.04        212,624.76       6.501      360        807      74.39
821-840 ......................        1          347,126.21       0.08        347,126.21       6.000      356        823      79.94
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 709.

                             DOCUMENTATION PROGRAMS

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAMS            LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
Full/Alternative .............      606     $136,758,536.15      30.53%       225,674.15       6.171      360        695      76.49
No Income/No Asset ...........       83       18,531,865.96       4.14        223,275.49       6.984      360        729      78.23
Preferred ....................      295       76,373,204.01      17.05        258,892.22       6.303      360        746      74.84
Reduced ......................      789      206,528,253.94      46.10        261,759.51       6.782      360        703      77.21
Stated Income/Stated Asset ...       35        9,157,442.98       2.04        261,641.23       6.554      359        686      68.66
Streamlined ..................        3          618,062.80       0.14        206,020.93       6.288      359        706      58.05
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------        ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
50.00 or Less ................       95     $ 18,327,338.06       4.09%       192,919.35       6.275      360        725      39.61
50.01 to 55.00 ...............       45       11,500,304.56       2.57        255,562.32       6.296      359        723      52.90
55.01 to 60.00 ...............       26        6,363,838.06       1.42        244,763.00       6.414      360        721      58.62
60.01 to 65.00 ...............       49       12,162,391.30       2.72        248,212.07       6.272      360        699      62.93
65.01 to 70.00 ...............      119       31,745,941.70       7.09        266,772.62       6.359      360        705      68.34
70.01 to 75.00 ...............      134       34,011,523.42       7.59        253,817.34       6.703      360        694      73.88
75.01 to 80.00 ...............    1,168      293,227,572.98      65.46        251,051.00       6.511      360        711      79.76
80.01 to 85.00 ...............       14        3,326,472.25       0.74        237,605.16       6.389      359        676      83.97
85.01 to 90.00 ...............       98       22,869,679.09       5.11        233,364.07       6.880      359        689      89.57
90.01 to 95.00 ...............       63       14,432,304.42       3.22        229,084.20       6.734      359        708      94.76
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.43%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                   LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------                 ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
Alabama ......................        9     $  1,633,477.00       0.36%       181,497.44       6.422      360        732      74.22
Alaska .......................        2          654,800.00       0.15        327,400.00       6.497      359        641      83.35
Arizona ......................      117       25,688,143.01       5.73        219,556.78       6.620      360        700      78.20
Arkansas .....................        3          376,320.00       0.08        125,440.00       6.530      359        695      77.99
California ...................      478      149,171,667.53      33.30        312,074.62       6.483      360        705      73.91
Colorado .....................       58       11,417,481.80       2.55        196,853.13       6.344      359        710      79.35
Connecticut ..................        7        1,484,198.17       0.33        212,028.31       6.047      357        730      68.14
Delaware .....................        1          240,000.00       0.05        240,000.00       6.875      360        621      66.48
District Of Columbia .........        1          324,827.00       0.07        324,827.00       6.250      360        704      80.00
Florida ......................      223       50,133,865.91      11.19        224,815.54       6.756      359        709      78.91
Georgia ......................       82       15,755,659.60       3.52        192,142.19       6.328      360        708      78.82
Hawaii .......................       19        8,018,940.67       1.79        422,049.51       6.566      360        726      73.99
Idaho ........................       10        1,400,563.00       0.31        140,056.30       6.863      360        711      76.88
Illinois .....................       58       13,153,766.70       2.94        226,789.08       6.536      360        709      75.72
Indiana ......................        4          625,497.07       0.14        156,374.27       6.844      360        743      82.04
Iowa .........................        1           61,232.25       0.01         61,232.25       6.750      355        728      64.74
Kansas .......................        6          766,200.00       0.17        127,700.00       6.194      360        735      82.72
Kentucky .....................       12        1,935,971.00       0.43        161,330.92       6.202      360        718      79.74
Louisiana ....................        1          119,644.00       0.03        119,644.00       6.750      359        745      90.00
Maine ........................        2          428,000.00       0.10        214,000.00       6.445      360        728      75.12
Maryland .....................       55       14,655,895.97       3.27        266,470.84       6.481      360        700      77.91
Massachusetts ................       50       13,513,183.91       3.02        270,263.68       6.838      360        724      76.40
Michigan .....................       28        4,721,876.94       1.05        168,638.46       6.450      360        723      78.24
Minnesota ....................       13        2,643,720.00       0.59        203,363.08       6.750      360        702      75.98
Mississippi ..................        1           93,120.00       0.02         93,120.00       5.875      360        680      80.00
Missouri .....................       12        1,809,824.21       0.40        150,818.68       6.533      360        693      78.05
Montana ......................        5          802,750.00       0.18        160,550.00       6.377      360        690      78.14
Nebraska .....................        1          100,800.00       0.02        100,800.00       6.250      360        695      80.00
Nevada .......................      144       35,190,478.58       7.86        244,378.32       6.501      360        713      78.30
New Hampshire ................        3          737,200.00       0.16        245,733.33       6.344      360        687      73.61
New Jersey ...................       35        9,800,613.04       2.19        280,017.52       6.456      360        700      75.00
New Mexico ...................        5          716,824.00       0.16        143,364.80       6.878      359        667      84.26
New York .....................       25        8,144,699.42       1.82        325,787.98       6.610      359        706      74.25

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                   LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------                 ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
North Carolina ...............       21        4,359,838.05       0.97        207,611.34       6.540      360        722      80.46
Ohio .........................       25        4,228,682.00       0.94        169,147.28       5.955      360        717      79.91
Oregon .......................       26        5,013,895.00       1.12        192,842.12       6.713      360        736      77.52
Pennsylvania .................       16        2,726,202.36       0.61        170,387.65       6.565      359        698      76.45
Rhode Island .................        4          798,500.00       0.18        199,625.00       6.731      360        758      70.21
South Carolina ...............       18        2,858,228.00       0.64        158,790.44       6.669      360        723      80.65
Tennessee ....................       12        1,840,700.00       0.41        153,391.67       6.398      360        718      81.66
Texas ........................       37        6,687,098.84       1.49        180,732.40       6.501      360        721      79.80
Utah .........................       14        2,942,722.07       0.66        210,194.43       6.262      360        735      71.08
Vermont ......................        3          777,500.00       0.17        259,166.67       7.266      360        695      85.48
Virginia .....................       49       13,699,898.62       3.06        279,589.77       6.113      360        705      78.73
Washington ...................      100       22,941,460.12       5.12        229,414.60       6.442      360        707      76.43
West Virginia ................        1          188,000.00       0.04        188,000.00       6.375      360        725      61.04
Wisconsin ....................       13        2,463,400.00       0.55        189,492.31       6.755      360        713      72.55
Wyoming ......................        1          120,000.00       0.03        120,000.00       6.500      360        716      80.00
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, no more than approximately 0.710% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                    ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
Refinance (cash-out) .........      448     $111,511,404.41      24.89%       248,909.38       6.386      360        693      69.19
Purchase .....................    1,156      286,082,205.25      63.86        247,475.96       6.584      360        716      79.81
Refinance (rate/term) ........      207       50,373,756.18      11.24        243,351.48       6.426      360        702      73.24
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                        WEIGHTED            WEIGHTED
                                                                                             WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                                                              AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING        POOL       OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------                   ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
2-4 Family Residence .........       87     $ 30,140,194.41       6.73%       346,439.02       6.739      360        713      73.82
Condominium Hotel ............        2          529,493.00       0.12        264,746.50       6.952      360        736      72.70
Cooperative ..................        2          424,109.00       0.09        212,054.50       6.472      360        733      68.05
High-Rise Condominium ........       20        5,811,201.00       1.30        290,560.05       6.417      360        719      77.11
Low-Rise Condominium .........      332       73,607,778.38      16.43        221,710.18       6.511      360        720      78.00
Planned Unit Development .....      545      137,664,806.39      30.73        252,595.98       6.494      360        707      78.54
Single Family Residence ......      823      199,789,783.66      44.60        242,757.94       6.503      360        704      74.79
                                  -----     ---------------     ------
   TOTAL .....................    1,811     $447,967,365.84     100.00%
                                  =====     ===============     ======

                               OCCUPANCY TYPES(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
--------------                  ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
Investment Property...........      197    $ 44,547,748.25      9.94%     226,130.70      6.944      360         719        73.63
Primary Residence.............    1,463     369,364,108.61     82.45      252,470.34      6.455      360         706        76.64
Secondary Residence...........      151      34,055,508.98      7.60      225,533.17      6.633      359         718        77.74
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                               WEIGHTED
                                                                                        WEIGHTED                AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT    AVERAGE    LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE  FICO CREDIT    VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)     SCORE     RATIO(%)
--------------------            ---------  ---------------  ----------  --------------  --------  -----------  --------
360...........................    1,501    $372,207,593.57     83.09%     247,973.08      6.543       709        75.95
359...........................      199      47,687,253.13     10.65      239,634.44      6.455       703        78.64
358...........................       57      13,920,196.90      3.11      244,213.98      6.395       708        80.15
357...........................       25       6,985,678.36      1.56      279,427.13      6.092       708        77.25
356...........................        9       2,845,192.50      0.64      316,132.50      6.526       703        76.81
355...........................        7       1,390,083.18      0.31      198,583.31      6.066       720        84.57
354...........................        5       1,232,755.04      0.28      246,551.01      5.984       710        77.44
353...........................        2         522,210.70      0.12      261,105.35      6.650       658        90.19
352...........................        1          43,844.29      0.01       43,844.29      6.250       715        80.00
351...........................        4         797,360.00      0.18      199,340.00      6.119       721        78.65
348...........................        1         335,198.17      0.07      335,198.17      5.500       773        52.31
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PROGRAM                      LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------                    ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
5/1 - One-Year LIBOR..........    1,203    $294,058,983.80     65.64%     244,438.06      6.435      360         707        77.15
5/1 - One-Year CMT............        9       2,202,215.63      0.49      244,690.63      6.164      359         721        71.48
7/1 - One-Year LIBOR..........      597     151,414,416.41     33.80      253,625.49      6.681      360         712        75.09
7/1 - One-Year CMT............        2         291,750.00      0.07      145,875.00      7.358      360         746        79.62
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                                GROSS MARGINS(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------                ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
1.875.........................        1    $    214,400.00      0.05%     214,400.00      5.875      357         717        80.00
2.250.........................    1,739     431,668,413.63     96.36      248,227.95      6.503      360         709        76.02
2.500.........................        4         957,951.77      0.21      239,487.94      6.069      358         702        77.56
2.625.........................        1         344,250.00      0.08      344,250.00      6.625      360         655        85.00
2.750.........................       19       4,670,445.64      1.04      245,812.93      6.479      359         700        81.32
2.875.........................       21       4,170,553.62      0.93      198,597.79      6.545      360         675        89.59
3.000.........................        4         992,700.00      0.22      248,175.00      7.817      360         709        90.00
3.125.........................       13       2,674,433.21      0.60      205,725.63      7.421      359         685        93.12
3.250.........................        7       1,709,917.97      0.38      244,274.00      7.772      359         728        92.69
3.500.........................        2         564,300.00      0.13      282,150.00      7.695      358         673        89.22
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.274%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------------------    ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
July 1, 2010..................        4    $    797,360.00      0.18%     199,340.00      6.119      351         721        78.65
August 1, 2010................        1          43,844.29      0.01       43,844.29      6.250      352         715        80.00
September 1, 2010.............        2         522,210.70      0.12      261,105.35      6.650      353         658        90.19
October 1, 2010...............        5       1,232,755.04      0.28      246,551.01      5.984      354         710        77.44
November 1, 2010..............        7       1,390,083.18      0.31      198,583.31      6.066      355         720        84.57
December 1, 2010..............        9       2,845,192.50      0.64      316,132.50      6.526      356         703        76.81
January 1, 2011...............       22       6,234,769.08      1.39      283,398.59      6.034      357         703        78.61
February 1, 2011..............       48      11,946,164.23      2.67      248,878.42      6.413      358         706        78.76
March 1, 2011.................      182      43,856,676.15      9.79      240,970.75      6.447      359         704        78.98
April 1, 2011.................      903     220,318,629.26     49.18      243,985.19      6.449      360         708        76.60
May 1, 2011...................       29       7,073,515.00      1.58      243,914.31      6.373      360         691        74.84
January 1, 2013...............        3         750,909.28      0.17      250,303.09      6.570      357         749        65.93
February 1, 2013..............        8       1,912,953.66      0.43      239,119.21      6.145      358         726        84.58
March 1, 2013.................       19       4,226,854.16      0.94      222,466.01      6.532      359         702        75.04
April 1, 2013.................      543     137,641,882.31     30.73      253,484.13      6.693      360         712        75.17
May 1, 2013...................       26       7,173,567.00      1.60      275,906.42      6.715      360         706        72.07
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
RANGE OF NUMBER OF MONTHS TO     MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------------------    ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
51 - 84.......................    1,785    $440,793,798.84     98.40%     246,943.30      6.514      360         709        76.50
85 and above..................       26       7,173,567.00      1.60      275,906.42      6.715      360         706        72.07
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------------------       ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
9.250.........................        2    $    772,784.00      0.17%     386,392.00      4.250      357         753        80.00
9.500.........................        1         295,200.00      0.07      295,200.00      4.500      360         799        80.00
9.625.........................        1         192,160.00      0.04      192,160.00      4.625      360         695        80.00
9.750.........................        3         505,650.00      0.11      168,550.00      4.750      360         688        84.22
9.875.........................        3         870,600.00      0.19      290,200.00      4.875      359         765        77.59
10.000........................        4         866,330.00      0.19      216,582.50      5.000      360         702        67.73
10.125........................       14       3,839,667.00      0.86      274,261.93      5.125      359         687        80.94
10.250........................        8       2,459,818.41      0.55      307,477.30      5.250      359         701        76.29
10.375........................       12       2,649,662.51      0.59      220,805.21      5.375      359         689        77.67
10.500........................       32       8,032,948.59      1.79      251,029.64      5.500      359         708        71.54
10.625........................       39      10,436,556.10      2.33      267,604.00      5.625      360         699        75.01
10.750........................       53      12,738,984.66      2.84      240,358.20      5.750      359         719        71.09
10.875........................      104      27,130,765.49      6.06      260,872.75      5.868      360         715        74.77
11.000........................       89      23,380,544.39      5.22      262,702.75      6.000      360         705        74.68
11.125........................       90      22,717,123.31      5.07      252,412.48      6.125      360         715        76.22
11.250........................      159      38,719,171.35      8.64      243,516.80      6.250      360         707        76.10
11.375........................      137      33,822,302.81      7.55      246,878.12      6.369      360         710        77.25
11.500........................      178      43,139,000.73      9.63      242,353.94      6.492      360         709        76.93
11.625........................      122      28,100,431.12      6.27      230,331.40      6.581      360         720        73.42
11.750........................      151      36,748,709.37      8.20      243,368.94      6.718      360         710        77.33
11.875........................      174      43,849,904.80      9.79      252,010.95      6.788      360         707        76.05
12.000........................       84      20,965,820.05      4.68      249,593.10      6.914      360         715        77.55
12.125........................       46      11,436,583.80      2.55      248,621.39      6.982      360         715        73.50
12.250........................       39       9,933,445.71      2.22      254,703.74      7.148      360         686        78.09
12.375........................       66      17,109,532.35      3.82      259,235.34      7.253      360         712        79.26
12.500........................       87      20,583,281.76      4.59      236,589.45      7.392      360         704        78.52
12.625........................       44      10,733,913.78      2.40      243,952.59      7.494      360         695        80.71
12.750........................       40       8,746,452.54      1.95      218,661.31      7.533      360         702        78.85
12.875........................       13       3,380,393.00      0.75      260,030.23      7.707      360         675        79.91
13.000........................        5       1,225,625.34      0.27      245,125.07      7.301      359         660        84.08
13.125........................        3         849,890.30      0.19      283,296.77      7.724      360         728        91.37
13.250........................        2         491,510.00      0.11      245,755.00      8.250      360         730        88.76

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------------------       ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
13.375........................        1         223,200.00      0.05      223,200.00      8.375      360         631        88.02
13.500........................        2         441,047.57      0.10      220,523.79      8.077      359         692        87.88
13.625........................        2         420,855.00      0.09      210,427.50      8.625      359         717        93.19
13.875........................        1         157,500.00      0.04      157,500.00      8.875      360         668        90.00
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans was approximately 11.564% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
Initial Periodic Rate Cap (%)     LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-----------------------------   ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
2.000.........................       92    $ 22,314,475.70      4.98%     242,548.65      6.233      360         701        71.55
5.000.........................     1719     425,652,890.14     95.02      247,616.57      6.532      360         709        76.68
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
CAP (%)                           LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------------------        ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
2.000.........................    1,811    $447,967,365.84    100.00%     247,359.12      6.517      360         709        76.43
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                            MINIMUM MORTGAGE RATES(1)

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
MINIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------------------       ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
1.875.........................        1    $    214,400.00      0.05%     214,400.00      5.875      357         717        80.00
2.250.........................    1,739     431,668,413.63     96.36      248,227.95      6.503      360         709        76.02
2.500.........................        4         957,951.77      0.21      239,487.94      6.069      358         702        77.56
2.625.........................        1         344,250.00      0.08      344,250.00      6.625      360         655        85.00
2.750.........................       19       4,670,445.64      1.04      245,812.93      6.479      359         700        81.32
2.875.........................       21       4,170,553.62      0.93      198,597.79      6.545      360         675        89.59
3.000.........................        4         992,700.00      0.22      248,175.00      7.817      360         709        90.00
3.125.........................       13       2,674,433.21      0.60      205,725.63      7.421      359         685        93.12
3.250.........................        7       1,709,917.97      0.38      244,274.00      7.772      359         728        92.69
3.500.........................        2         564,300.00      0.13      282,150.00      7.695      358         673        89.22
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans was approximately 2.274% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
INTEREST-ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-----------------------------   ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
N/A...........................      165    $ 37,788,818.95      8.44%     229,023.15      6.459      359         714        72.45
60............................    1,031     255,608,516.89     57.06      247,922.91      6.456      360         707        77.61
84............................      463     120,302,022.00     26.86      259,831.58      6.699      360         709        75.48
120...........................      152      34,268,008.00      7.65      225,447.42      6.400      360         713        75.34
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                   WEIGHTED               WEIGHTED
                                                                                        WEIGHTED   AVERAGE                 AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
(MONTHS)                          LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------------------        ---------  ---------------  ----------  --------------  --------  ---------  -----------  --------
N/A...........................    1,351    $332,228,620.53     74.16%     245,913.12      6.497      360         709        76.17
12............................      260      69,585,009.13     15.53      267,634.65      6.496      360         704        76.76
36............................       95      23,086,312.16      5.15      243,013.81      6.663      360         709        76.14
60............................      105      23,067,424.02      5.15      219,689.75      6.727      359         710        79.50
                                  -----    ---------------    ------
   TOTAL......................    1,811    $447,967,365.84    100.00%
                                  =====    ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-HY11 consist of the Class A-1, Class A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

       DESIGNATION                                     CLASSES OF CERTIFICATES
       -----------                                     -----------------------
   Senior Certificates                     Class A-1, Class A-2 and Class A-R Certificates

Subordinated Certificates   Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                    Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

    LIBOR Certificates         Class A-1 and Class A-2 Certificates and the Subordinated Certificates

   Offered Certificates                   Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

           CLASS                                   TYPE
           -----                                   ----
Class A-1 Certificates:      Senior/ Super Senior/ Floating Pass-Through Rate
Class A-2 Certificates:         Senior/ Support/ Floating Pass-Through Rate
Class A-R Certificates:                    Senior/REMIC Residual
Subordinated Certificates:        Subordinate/ Floating Pass Through Rate
Class P Certificates:                       Prepayment Charges
Class C Certificates:                            Residual

     The Class C and Class P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

- all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

-    the Applied Realized Loss Amounts allocated to the class;

and, increased by

- to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans will first be allocated to the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero, and then to the Class A-1 Certificates.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-- Book-Entry Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

- all payments on account of principal on the Mortgage Loans, including principal prepayments;

- all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

-    all payments on account of prepayment charges on the Mortgage Loans;

- all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

- any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

- any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

-    all substitution adjustment amounts; and

-    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

- to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

- to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

- to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

- to reimburse the master servicer for insured expenses from the related insurance proceeds;

- to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

- to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

- to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

- to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

-    to withdraw an amount equal to the sum of (a) the related Interest Funds,
     (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

- to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

-    the aggregate amount remitted by the master servicer to the trustee; and

- any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

-    to pay the Trustee Fee to the trustee;

- to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

- to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

- to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

THE SUPPLEMENTAL INTEREST TRUST

     The trustee, in its capacity as trustee of the supplemental interest trust (the "SUPPLEMENTAL INTEREST TRUST" and the trustee, in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE"), will establish and maintain two accounts as part of the supplemental interest trust, the Class A-1 Swap Account (the "CLASS A-1 SWAP ACCOUNT") and the Certificate Swap Account (the "CERTIFICATE SWAP ACCOUNT") on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty, in the case of the Class A-1 Swap Contract, and the LIBOR Certificates and the Swap Counterparty, in the case of the Certificate Swap Contract.

     On each Distribution Date, the trustee will deposit into the Class A-1 Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution
Date) required for payment to the Swap Counterparty in respect of the Class A-1 Swap Contract, or any amounts received from the Swap Counterparty in respect of the Class A-1 Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." On each Distribution Date, following the deposit to the Class A-1 Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Class A-1 Swap Account for payment to the Swap Counterparty or distribution to the holders of the Class A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Class A-1 Swap Contract.

     On each Distribution Date, the trustee will deposit into the Certificate Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) required for payment to the Swap Counterparty in respect of the Certificate Swap Contract, or any amounts received from the Swap Counterparty in respect of the Certificate Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." On each Distribution Date, following the deposit to the Certificate Swap Account described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Certificate Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Certificate Swap Contract.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the LIBOR Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the pooling and servicing agreement.

     The Class A-1 Swap Account and the Certificate Swap Account. Funds in the Class A-1 Swap Account and the Certificate Swap Account will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE/RECIPIENT (1)                       AMOUNT                    GENERAL PURPOSE
    ------------------      ----------------------------------------  ----------------
FEES

Master Servicing Fee/       One-twelfth of the Stated Principal       Compensation
Master Servicer             Balance of each Mortgage Loan multiplied
                            by the Master Servicing Fee Rate (3)


                            -    All late payment fees,               Compensation
                                 assumption fees and other similar
                                 charges (excluding prepayment
                                 charges)

                            -    All investment income earned on      Compensation
                                 amounts on deposit in the
                                 Certificate Account and
                                 Distribution Account

                            -    Excess Proceeds (4)                  Compensation


Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee Rate       Compensation
FEE")/Trustee               multiplied by the aggregate Stated
                            Principal Balance of the outstanding
                            Mortgage Loans (5)

EXPENSES

Insured expenses/Master     Expenses incurred by the master servicer  Reimbursement of
Servicer                                                              Expenses


Servicing Advances/Master   To the extent of funds available, the     Reimbursement of
Servicer                    amount of any Servicing Advances          Expenses




Indemnification expenses/   Amounts for which the sellers, the        Indemnification
the sellers, the master     master servicer and depositor are
servicer and the depositor  entitled to indemnification (7)

    TYPE/RECIPIENT (1)                       SOURCE (2)                     FREQUENCY
    ------------------      --------------------------------------------  ------------
FEES

Master Servicing Fee/       Amounts on deposit in the Certificate         Monthly
Master Servicer             Account representing payments of interest
                            and application of liquidation proceeds with
                            respect to that Mortgage Loan

                            Payments made by obligors with respect to     Time to time
                            the Mortgage Loans



                            Investment income related to the Certificate  Monthly
                            Account and the Distribution Account



                            Liquidation proceeds and Subsequent           Time to time
                            Recoveries

Trustee Fee (the "TRUSTEE   Amounts on deposit in the Certificate         Monthly
FEE")/Trustee               Account or the Distribution Account

EXPENSES

Insured expenses/Master     To the extent the expenses are covered by an  Time to time
Servicer                    insurance policy with respect to the
                            Mortgage Loan

Servicing Advances/Master   With respect to each Mortgage Loan, late      Time to time
Servicer                    recoveries of the payments of the costs and
                            expenses, liquidation proceeds, Subsequent
                            Recoveries, purchase proceeds or repurchase
                            proceeds for that Mortgage Loan (6)

Indemnification expenses/   Amounts on deposit on the Certificate         Monthly
the sellers, the master     Account.
servicer and the depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and 0.375% per annum after the initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be
(x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "RECORD DATE").

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

               (3) all advances relating to interest in respect of the Mortgage Loans,

               (4) amounts paid by the master servicer in respect of Compensating Interest, and

               (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected or advanced on the Mortgage Loans with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans,

               (5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period, minus

          (b) all advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     General. On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

     The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for the LIBOR Certificates (other than the Class A-1 Certificates) will be subject to the Net Rate Cap. The Class A-1 Certificates will be subject to the Net Rate Cap only if the Class A-1 Swap Contract terminates early. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity from the Certificate Swap Contract that is available for that purpose.

     Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority:

          (1) concurrently, to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, the amount of any Net Swap Payment due to the Swap Counterparty and the amount of any Termination Payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) under either of the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date, pro rata, based on the amounts of any such payments;

          (2) concurrently, to each class of senior certificates, Current Interest and Interest Carry Forward amounts, pro rata based on their respective entitlements, but, with respect to the Class A-1 Certificates, only to the extent of the Weighted Average Adjusted Net Mortgage Rate;

          (3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, Current Interest for each such class; and

          (4) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

     Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

     LIBOR Certificates.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

     (2) the Net Rate Cap for such Distribution Date, provided that the Net Rate Cap will not apply to the Class A-1 Certificates unless the Class A-1 Swap Contract terminates early.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

                                PASS-THROUGH
                                   MARGIN
                              ----------------
CLASS OF LIBOR CERTIFICATES    (1)        (2)
---------------------------   -----      -----
Class A-1                     0.120%(3)  0.240%(3)
Class A-2                     0.280%     0.560%
Class M-1                     0.360%     0.540%
Class M-2                     0.380%     0.570%
Class M-3                     0.400%     0.600%
Class M-4                     0.420%     0.630%
Class M-5                     0.520%     0.780%
Class M-6                     0.530%     0.795%
Class M-7                     0.600%     0.900%
Class M-8                     1.100%     1.650%
Class M-9                     1.250%     1.875%
Class M-10                    2.250%     3.375%
Class M-11                    2.250%     3.375%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

(3) In the event that the Class A-1 Swap Contract terminates before the Class A-1 Swap Contract Termination Date, the Pass-Through Margin for the Class A-1 Certificates will increase by 0.10% on or prior to the Optional Termination Date and will increase by 0.20% after the Optional Termination Date.

     Class A-R Certificates.

     The Pass-Through Rate for the Class A-R Certificates for the Accrual Period related to any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Accrual Period for the first Distribution Date is expected to be approximately 6.242% per annum.

     Definitions Related to Interest Calculations.

     The "ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. The Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

     The "INTEREST FUNDS" for any Distribution Date is equal to the Interest Remittance Amount minus the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of offered certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for each Distribution Date is the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period.

     The "NET RATE CAP" for each Distribution Date is:

     -    (A) the Weighted Average Adjusted Net Mortgage Rate, minus

     -    (B) the Swap Adjustment Rate for such Distribution Date;

     The "SWAP ADJUSTMENT RATE" for each Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of
(i) the sum of (a) the product of the Net Swap Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (b) any Swap Termination Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     The "NET RATE CARRYOVER" for a class of LIBOR Certificates on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

PRINCIPAL

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

     (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:

          (A) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

          (B) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          (C) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective Class Certificate Balances are reduced to zero; and

          (D) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:

          (A) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the Senior Principal Distribution Target Amount, until their respective Class Certificate Balances are reduced to zero;

          (B) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

          (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     Definitions Related to Principal Distributions.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

     The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is the sum of:

          (1) the Principal Remittance Amount and Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty under either the Class A-1 Swap Contract or the Certificate Swap Contract with respect to such Distribution Date, and

          (2) the Extra Principal Distribution Amount for such Distribution
Date.

     "SENIOR PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

     (2) the lesser of (i) approximately 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any class of subordinated certificates and Distribution Date will equal the excess of:

     (1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

     (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

     provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

             Initial Target   Stepdown Target
              Subordination    Subordination
               Percentage       Percentage
             --------------   ---------------
Class M-1         4.95%            9.90%
Class M-2         4.25%            8.50%
Class M-3         3.50%            7.00%
Class M-4         3.15%            6.30%
Class M-5         2.80%            5.60%
Class M-6         2.45%            4.90%
Class M-7         2.10%            4.20%
Class M-8         1.75%            3.50%
Class M-9         1.40%            2.80%
Class M-10        0.90%            1.80%
Class M-11        0.50%            1.00%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

     "OC FLOOR" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date, the OC Floor.

     "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in May 2009 and
     (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 88.40% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that

     Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).

     A "TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" with respect to a Distribution Date exists if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

DISTRIBUTION DATE                                     PERCENTAGE
-----------------                                     ----------
May 2008 - April 2009.....   0.20% with respect to May 2008, plus an additional 1/12th of
                             0.25% for each month thereafter through April 2009

May 2009 - April 2010.....   0.45% with respect to May 2009, plus an additional 1/12th of
                             0.30% for each month thereafter through April 2010

May 2010 - April 2011.....   0.75% with respect to May 2010, plus an additional 1/12th of
                             0.35% for each month thereafter through April 2011

May 2011 - April 2012.....   1.10% with respect to May 2011, plus an additional 1/12th of
                             0.20% for each month thereafter through April 2012

May 2012 and thereafter...   1.30%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (4) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date and (ii) the amount remaining as set forth in clauses (1)(D) or (2)(C), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date.

     With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

          (1) to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

          (2) sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to any Interest Carry Forward Amount for each such class;

          (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

          (4) sequentially, to the Class A-1 and Class A-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

          (6) sequentially, to the Class A-1 Certificates and Class A-2 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

          (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

          (8) to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, an amount equal to any Swap Termination Payment due to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract as a result of a Swap Counterparty Trigger Event, and;

          (9) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

THE SWAP CONTRACTS

     The supplemental interest trust will have the benefit of two interest rate swap contracts (each a "SWAP CONTRACT " and, collectively, the "SWAP CONTRACTS":

          - the "CLASS A-1 SWAP CONTRACT," for the benefit of the Class A-1 Certificates, and

          - the "CERTIFICATE SWAP CONTRACT," for the benefit of the LIBOR Certificates.

     The Class A-1 Swap Contract and the Certificate Swap Contract will be evidenced by a confirmation between the supplemental interest trustee and Deutsche Bank AG, New York Branch (the "SWAP COUNTERPARTY)," which is a branch of Deutsche Bank Aktiengesellschaft ("DEUTSCHE BANK, AG").

     Deutsche Bank AG is a banking institution and a stock corporation incorporated under the laws of Germany. The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank AG, New York Branch was established in 1978 and is licensed by the New York Superintendent of Banks. It is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. It is also examined by the Federal Reserve Bank of New York. Deutsche Bank AG's long-term senior debt has been assigned a rating of AA- by S&P, Aa3 by Moody's and AA- by Fitch Ratings.

     The rights and obligations of both the supplemental interest trustee and the Swap Counterparty are as set forth in the documentation associated with each swap contract, including, without limitation, an ISDA Master Agreement (1992-Multicurrency-Cross Border), dated April 28, 2006, the Schedule thereto (together, with the ISDA Master Agreement, the "ISDA MASTER AGREEMENT" and the two aforementioned confirmations thereunder. Each swap contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives

Association, Inc. The swap contracts will not be assets of the issuing entity but will, instead, be assets of the supplemental interest trust created under the pooling and servicing agreement.

     Class A-1 Swap Contract

     On each Distribution Date on or prior to the earlier of (i) the Distribution Date in June 2036 and (ii) the Distribution Date upon which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero (either such date, the "CLASS A-1 SWAP CONTRACT TERMINATION DATE"), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

     (a) the lesser of (1) the sum of (A) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date and (B) 0.10% per annum for any Distribution Date on or before the Optional Termination Date and 0.20% per annum for any Distribution Date after the Optional Termination Date and (2) the Weighted Average Adjusted Net Mortgage Rate,

     (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

     (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     In addition, on the business day preceding each Distribution Date on or prior to the Class A-1 Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

     (a) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date,

     (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

     (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     If, on any Distribution Date, a Net Swap Payment is payable from the Swap Counterparty to the supplemental interest trustee with respect to the Class A-1 Swap Contract, such amount will first be reduced (but not below zero) by any distribution to the Class A-1 Certificates pursuant to priority (1) set forth below under "-- Distributions From the Certificate Swap Account."

     Certificate Swap Contract

     On each Distribution Date on or prior to the Distribution Date in March 2011 (the "CERTIFICATE SWAP CONTRACT TERMINATION DATE"), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

     (i) a fixed rate of 5.2625% per annum,

     (ii) the Certificate Swap Contract Notional Balance for such Distribution Date and

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

     In addition, on the business day preceding each Distribution Date on or prior to the Certificate Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the Certificate Swap Contract Notional Balance for such Distribution Date and

     (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

     The "CERTIFICATE SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table.

                                  SWAP CONTRACT
                                    NOTIONAL
MONTH OF DISTRIBUTION DATE         BALANCE ($)
--------------------------       --------------
June 2006 ....................   434,736,979.60
July 2006 ....................   421,976,143.82
August 2006 ..................   409,589,720.74
September 2006 ...............   397,566,728.56
October 2006 .................   385,896,507.48
November 2006 ................   374,568,710.26
December 2006 ................   363,573,293.11
January 2007 .................   352,900,506.73
February 2007 ................   342,540,887.69
March 2007 ...................   332,485,250.10
April 2007 ...................   322,724,677.41
May 2007 .....................   313,250,514.53
June 2007 ....................   304,054,360.21
July 2007 ....................   295,128,059.53
August 2007 ..................   286,463,696.72
September 2007 ...............   278,053,588.14
October 2007 .................   269,890,275.47
November 2007 ................   261,966,519.12
December 2007 ................   254,275,291.79
January 2008 .................   246,809,772.27
February 2008 ................   239,563,339.39
March 2008 ...................   232,529,566.13
April 2008 ...................   225,702,213.99
May 2008 .....................   219,075,227.39
June 2008 ....................   212,642,728.37
July 2008 ....................   206,399,011.33
August 2008 ..................   200,338,538.01
September 2008 ...............   194,455,932.58
October 2008 .................   188,745,976.85
November 2008 ................   183,203,605.69
December 2008 ................   177,823,902.52
January 2009 .................   172,602,094.94
February 2009 ................   167,533,550.53
March 2009 ...................   162,613,772.73
April 2009 ...................   157,838,396.88
May 2009 .....................   153,203,186.29
June 2009 ....................   148,704,028.57
July 2009 ....................   144,336,931.93
August 2009 ..................   140,098,021.66
September 2009 ...............   135,983,536.71
October 2009 .................   131,989,826.31
November 2009 ................   128,113,346.80
December 2009 ................   124,350,658.46
January 2010 .................   120,698,422.45
February 2010 ................   117,153,397.87
March 2010 ...................   113,712,438.87
April 2010 ...................   110,372,491.88
May 2010 .....................   107,130,592.92
June 2010 ....................   103,983,864.92
July 2010 ....................   100,929,515.21
August 2010 ..................    97,964,833.06
September 2010 ...............    95,087,187.22
October 2010 .................    92,294,023.66
November 2010 ................    89,582,863.24
December 2010 ................    86,951,299.56
January 2011 .................    84,353,660.65
February 2011 ................    81,875,675.74
March 2011 ...................    70,229,113.59

     Net Swap Payments; Application of Net Swap Payments

     With respect to each of the Class A-1 Swap Contract and the Certificate Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a "NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding subsections over the payment that it is entitled to receive from that other party as also described in the two preceding subsections. Under both the Class A-1 Swap Contract and the Certificate Swap Contract, any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

     In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause
(5) under "-- Overcollateralization Provisions" above and deposit such amount in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Class A-1 Swap Contract, the supplemental interest trustee will deposit such payment into the Class A-1 Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class A-1 Certificates to pay Current Interest and Interest Carry Forward Amounts to the Class A-1 Certificates. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Class A-1 Swap Account for distribution to the Class A-1 Certificates with respect to any Distribution Date will remain in the Class A-1 Swap Account for distribution to the Class A-1 certificateholders on future Distribution Dates for the purposes described in this paragraph.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Certificate Swap Contract, the supplemental interest trustee will deposit such payment into the Certificate Swap Account. The supplemental interest trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for such Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for such Distribution Date. Any portion of any Net Swap Payment not withdrawn by the supplemental interest trustee from the Certificate Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Certificate Swap Account for distribution to the LIBOR certificateholders on future Distribution Dates for the purposes described in this paragraph.

     Distributions From the Certificate Swap Account

     On each Distribution Date, following the distributions of Excess Cashflow described under " -- Overcollateralization Provisions," the supplemental interest trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

          (1) concurrently to the holders of the Class A-1 and Class A-2 Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

          (2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such class;

          (3) concurrently, to the holders of the Class A-1 and Class A-2 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

          (4) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

          (5) to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under " -- Overcollateralization Provisions" payable to such holders of each such class in the same manner in which


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

     the Extra Principal Distribution Amount would be distributed to such classes as described under " -- Overcollateralization Provisions" above;

          (6) concurrently, to the holders of the Class A-1 and Class A-2 Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class; and

          (7) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class.

     Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (5), (6) and (7) above shall not, on any Distribution Date, exceed to cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

     Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the supplemental interest trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under either the Class A-1 Swap Contract or the Certificate Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

     Early Termination of the Swap Contracts; Swap Termination Payments

     The Class A-1 Swap Contract and Certificate Swap Contract will each be subject to early termination upon an event of default or a termination event under the related swap contract. Events of default under both swap contracts include, among other things:

- failure to make a payment due under the related swap contract, three business days after notice of such failure is received,

-    certain insolvency or bankruptcy events, and

- a merger by the Swap Counterparty without an assumption of its obligations under the related swap contract.

     Termination events under both swap contracts include, among other things:

- illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the related swap contract or guaranty, as applicable),

- a tax event (which generally relates to either party to the related swap contract receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

- a tax event upon merger (which generally relates to either party receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

     In addition to the termination events specified above, each of the Class A-1 Swap Contract and Certificate Swap Contract will be subject to Additional Termination Events (as defined in the ISDA Master Agreement). These Additional Termination Events will occur under both swap contracts if:


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-    there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without the prior written consent of the Swap Counterparty.

- the rating, by any Rating Agency, of either the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "SWAP COUNTERPARTY RATING DOWNGRADE") as specified in the related swap contract and the Swap Counterparty does not take certain action as specified in the related swap contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee on terms substantially similar to the related swap contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the related swap contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

- the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in each swap contract, and the Swap Counterparty fails to transfer the related swap contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related swap contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under a swap contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under a swap contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the related swap contract as a result of an early termination of a swap contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Class A-1 Swap or the Certificate Swap, that Swap Termination Payment will be deposited in the Class A-1 Swap Account or the Certificate Swap Account, as applicable, and distributed to the holders of the related classes of certificates covered by the swap contract on future Distribution Dates to pay amounts as discussed above under "Net Swap Payments; Application of Net Swap Payments and Distributions From the Certificate Swap Account."

     Additional Matters Regarding the Swap Contracts

     The significance percentage for both the Class A-1 Swap Contract and the Certificate Swap Contract is less than 10%. The "SIGNIFICANCE PERCENTAGE" for each swap contract is the percentage that the significance estimate of that swap contract represents of the aggregate Class Certificate Balance of the Certificates related to that swap contract. The "SIGNIFICANCE ESTIMATE" of each swap contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of that swap contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The certificates do not represent an obligation of the Swap Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under either of the Class A-1 Swap Contract or the Certificate Swap Contract and will not have any right to proceed directly against the Swap counterparty or the


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

supplemental interest trustee in respect of their obligations under either of the Class A-1 Swap Contract or the Certificate Swap Contract.

     Both the Class A-1 Swap Contract and Certificate Swap Contract will be filed with the SEC as exhibits to a Current Report on Form 8-K after the closing date.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the trustee and

          (3) which are not controlling, controlled by, or under common control with, the depositor, Countrywide Servicing or any successor master servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under "--Overcollateralization Provisions" above.


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APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7 Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero, if the aggregate Class Certificate Balance of the senior certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first to reduce the Class Certificate Balance of the Class A-2 Certificates, until its Class Certificate Balance is reduced to zero, and then to reduce the Class Certificate Balance of the Class A-1 Certificates. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.


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